Exhibit 99.1

For Release at 1:05 p.m. PDT 07/21/14

Iteris Announces Receipt of Notice of Noncompliance
with NYSE MKT Listing Standards

- Company files plan of compliance on July 21 -

SANTA ANA, Calif. — July 21, 2014 — Iteris, Inc. (NYSE MKT: ITI), a leader in providing intelligent traffic management and weather information solutions, announced that, on July 17, 2014, the Company received a letter from the NYSE MKT LLC (the “Exchange”) indicating that the Exchange has determined that the Company is not in compliance with Sections 134 and 1101 of the Exchange’s Company Guide (the “Company Guide”) due to the Company’s inability to file its Annual Report on Form 10-K for the year ended March 31, 2014 (the “Form 10-K”) with the SEC by the requisite deadline.  In the letter issued to the Company, the Exchange advised the Company that, in order to maintain its listing of securities on the Exchange, the Company must submit a plan to the Exchange by July 31, 2014, detailing the action the Company plans to take to bring it into compliance with the continued listing standards of the Company Guide by October 15, 2014.  The Company has submitted to the Exchange the Company’s plan on July 21, 2014.  If the Company’s plan is not accepted by the Exchange, or if the Company is not in compliance with the Exchange’s continued listing standards within the timeframe provided or does not make progress consistent with its plan by October 15, 2014, then the Exchange will initiate delisting proceedings as it deems appropriate.  As previously announced, the Company plans to file its Form 10-K within the next three to six weeks.

About Iteris, Inc.

Iteris, Inc. (NYSE MKT: ITI) is a leader in providing intelligent information solutions to the traffic management market. The company is focused on the development and application of advanced technologies and software-based information systems that reduce traffic congestion, provide measurement, management, and predictive traffic and weather analytics, and improve the safety of surface transportation systems. By combining its unique IP, products, decades of expertise in traffic management, hyper-local weather solutions and information technologies, Iteris offers a broad range of Intelligent Transportation System (ITS) solutions to customers worldwide. The firm is headquartered in Santa Ana, California, with offices nationwide and in the Middle East. For more information, please call 1-888-329-4483 or visit us at www.iteris.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release may contain forward-looking statements, which speak only as of the date hereof and are based upon our current expectations and the information available to us at this time. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “can,” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the timing of the Company’s filing of its Form 10-K.  Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict, and actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, the ability of our auditors to complete the audit of our financial statements on a timely basis; management’s ability to adequately respond to any follow-up inquiries of our auditor; or the completion of any additional procedures and/or testing required by our auditors.  Further information on Iteris, Inc., including additional risk factors that may affect our forward-looking statements, is contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and our other SEC filings that are available through the SEC’s website (www.sec.gov).

Investor Relations

Liolios Group, Inc.

Scott Liolios or Cody Slach

Investor Relations

Tel 1-949-574-3860

ITI@liolios.com